Exhibit 5.1

September 19, 2002

Proxim Corporation
935 Stewart Drive Sunnyvale,
California 94085

Ladies and Gentlemen:

We have acted as counsel to Proxim Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company to be issued by the Company pursuant to the Proxim Corporation 2001 Stock Bonus Plan for Non-Officer Employees and the WirelessHome Corporation 1998 Stock Option Plan (together, the “Plans”).

We have examined the Registration Statement, a form of the Share Certificate and the Plans. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) the Shares have been duly authorized and (2) upon the issuance of the Shares in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. Except as stated herein, this opinion letter may not be relied upon by you for any purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

/S/    SIMPSON THACHER & BARTLETT